SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2003

Pervasive Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway, Bldg. B., Austin, TX	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 231-6000

(Former name or former address, if changed since last report)

Item 5. Other Events.

On December 4, 2003, Pervasive Software Inc. (“Pervasive”) completed the merger of Data Junction Corporation (“Data Junction”) with and into Ramal Acquisition Corp., a wholly-owned subsidiary of Pervasive (“Merger Sub”), with Merger Sub surviving the merger and as a wholly-owned subsidiary of Pervasive (the “Merger”).

Pursuant to the Merger, Pervasive will pay an aggregate of $22,100,000 in cash and will issue 5,000,000 shares of Pervasive common stock in exchange for all of the outstanding capital stock of Data Junction.

A press release announcing the completion of the Merger is attached as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated December 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

Dated: December 8, 2003	/s/ John Farr

John Farr Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

99.1	Press Release dated December 8, 2003